UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 16, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Net Element, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2015 (the “Original Filing”) in order to correct errors in the copy of a Binding Offer Letter entered into by TOT Group Europe, Ltd. (“TOT Group Europe”), a subsidiary of the Company (the "Offer") that was attached to the Original Filing as Exhibit 2.1, in the names of the parties accepting the Offer and to clarify the names of the PayOnline group of companies. Correct copy of the Offer is attached to this Amendment as Exhibit 2.1. It provides correct parties accepting the Offer, clarifies that the names of the PayOnline group of companies will be named in the course of preparation of legally binding acquisition agreement and contains certain other minor non-substantive corrections.

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2015, TOT Group Europe entered into the Offer with Maglenta Enterprises Inc. and Champfremont Holding Ltd. to acquire all of the issued and outstanding equity interests of the PayOnline group of companies (collectively, “PayOnline”) to be named in the course of preparation of legally binding acquisition agreement. A copy of the Offer is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Binding Offer Letter, dated March 16, 2015, among TOT Group Europe Ltd., Maglenta Enterprises Inc. and Champfremont Holding Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Binding Offer Letter, dated March 16, 2015, among TOT Group Europe Ltd., Maglenta Enterprises Inc. and Champfremont Holding Ltd.